UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2006
NASTECH PHARMACEUTICAL COMPANY INC.
(Exact name of registrant as specified in charter)

DELAWARE (State or other jurisdiction of incorporation)	0-13789 (Commission File Number)	11-2658569 (IRS Employer Identification No.)

3450 Monte Villa Parkway Bothell, Washington (Address of principal executive offices)	98021 (Zip Code)
425-908-3600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 1, 2006, Nastech Pharmaceutical Company Inc. (the “Company”) entered into a lease agreement (the “Lease”) with Ditty Properties Limited Partnership for 27,322 square feet of office and laboratory facilities at 3830 Monte Villa Parkway, Bothell, WA 98021 in a building adjacent to the Company’s principal offices. The Lease is for an initial term of ten years, with an option to renew for an additional five years, and commenced on March 1, 2006. Under the Lease, the Company is obligated to make monthly rent payments beginning August 1, 2006 of $37,458.84. The lease contains annual rent increases effective each March 1. In addition, the Company has a right of first refusal to occupy certain additional space that may become available in the building. A copy of the Lease is filed herewith as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

10.1*	Lease between Ditty Properties Limited Partnership Landlord and Nastech Pharmaceutical Company Inc. Tenant dated March 1, 2006.

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, amended, and the omitted material has been separately filed with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nastech Pharmaceutical Company Inc.

(Registrant)

	By:	/s/ Steven C. Quay

	Name:	Steven C. Quay, MD, Ph.D.
	Title:	Chairman of the Board, President and CEO

Dated:
March 7, 2006

Exhibit Index

10.1*	Lease between Ditty Properties Limited Partnership Landlord and Nastech Pharmaceutical Company Inc. Tenant dated March 1, 2006.

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, amended, and the omitted material has been separately filed with the Securities and Exchange Commission.